SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

MEDCLEAN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation)	000-03125 (Commission File Number)	21-0661726 (I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 21, 2009 the number of authorized shares of Common Stock of the Company, par value $0.0001, was increased from 1,400,000,000 to 3,500,000,000. A Certificate of Amendment to the Company’s Certificate of Incorporation evidencing such increases was filed with the Secretary of State of the State Delaware on April 21, 2009. A copy of such Certificate of Amendment is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 3 - Certificate of Amendment to the Certificate of Incorporation of MedClean Technologies, Inc. dated April 21, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

By: /s/ Kevin Dunphy
Kevin Dunphy
Chief Financial Officer

Dated: April 22, 2009